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                                                                   Exhibit 10.15









                                  APBIOTECH INC


                         US EMPLOYEE STOCK PURCHASE PLAN






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                                    ARTICLE I
                                  Introduction

      Sec. 1.01 Statement of Purpose. The purpose of the APBiotech Inc US Employee Stock Purchase Plan is to provide eligible employees of certain United States subsidiaries of the Company, who wish to become shareholders, an opportunity to purchase Stock in Company. The Board of Directors of the Company believes that employee participation in stock ownership will be to the mutual benefit of the employees and the Company.

      Sec. 1.02 Internal Revenue Code Considerations. The Plan is intended to constitute an "employee stock purchase plan" within the meaning of section 423 of the Internal Revenue Code of 1986, as amended. The Plan will be approved by the Company's shareholders within 12 months of the Plan being adopted by the Board of Directors.

      Sec. 1.03 ERISA Considerations. The Plan is not intended and shall not be construed as constituting an "employee benefit plan," within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.


                                   ARTICLE II
                                   Definitions


      Sec. 2.01 "Shares" means shares in the Company's Common Stock, $0.01 par value.

      Sec. 2.02 "Board of Directors" means the board of directors of the Company or a committee of the board of directors authorized to act on its behalf.

      Sec. 2.03 "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute of similar nature. References to specific sections of the Code shall be taken to be references to corresponding sections of any successor statute.

      Sec. 2.04 "Committee" means the committee appointed by the Board of Directors to administer the Plan, as provided in Section 6.03 hereof, or any delegate of that committee.

      Sec. 2.05 "Company" means APBiotech Inc.

      Sec. 2.06 "Effective Date" means January 1, 2001.

      Sec. 2.07 "Election Date" means each January 1 and July 1 or such other dates as the Committee shall specify.

                  Sec. 2.08 "Eligible Employee" means each person employed as an employee of an Employer who (a)(i) has been employed by an Employer for not less than three (3) months and (ii) is customarily employed for more than twenty (20) hours per week, and (b) is not


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deemed for purposes of section 423(b) (3) of the Code to own stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary.

      Sec. 2.09 "Employer" means each Subsidiary.

      Sec. 2.10 "Exchange Act" means the Securities Exchange Act of 1934, as amended, and as the same may hereafter be amended.

      Sec. 2.11 "Market Value" means the last price for the Shares as reported on NASDAQ for the date of reference. If there was no such price reported for the date of reference, "Market Value" means the "Market Value" as of the date next preceding the date of reference for which such price was reported.

      Sec. 2.12 "Participant" means each Eligible Employee who elects to participate in the Plan.

      Sec. 2.13 "Plan" means the APBiotech Inc US Employee Stock Purchase Plan, as the same is set forth herein and as the same may hereafter be amended.

      Sec. 2.14 "Purchase Agreement" means the instrument prescribed by the Committee pursuant to which an Eligible Employee may enroll as a Participant and subscribe for the purchase of Shares on the terms and conditions offered by the Company. The Purchase Agreement also is intended to evidence the Company's offer of an option to the Eligible Employee to purchase Shares on the terms and conditions set forth therein and herein.

      Sec. 2.15 "Purchase Date" means June 30, 2001 and the last business day of each Purchase Period ending thereafter.

      Sec. 2.16 "Purchase Period" means, beginning January 1, 2001, each six-calendar month period or other period specified by the Committee during which the Participant's stock purchase is funded through payroll deduction accumulations.

      Sec. 2.17 "Subsidiary" means any present or future corporation (i) which constitutes a "subsidiary corporation" of the Company as that term is defined in section 424 of the Code, and (ii) is designated as a participating entity in the Plan by the Committee. Unless the Committee specifically designates otherwise, a subsidiary not incorporated and resident in the United States shall not be considered a Subsidiary for purposes of the Plan, and employees of such a subsidiary shall not be Eligible Employees.

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                                   ARTICLE III
                           Admission to Participation

      Sec. 3.01 Initial Participation. Any Eligible Employee may elect to participate in the Plan and may become a Participant by executing and filing with the Committee a Purchase Agreement at such time in advance of any subsequent Election Date as the Committee shall prescribe. An Eligible Employee's initial election to participate in the Plan may be made at any time after he or she first becomes eligible to participate in the Plan and shall be effective as of the next Election Date after the Eligible Employee submits in a timely manner the necessary documentation to the Committee. After an Eligible Employee has first become a Participant in the Plan, subsequent elections to participate in the Plan shall be made pursuant to Section 3.03. A Participants' Purchase Agreement shall remain in effect until modified or canceled in accordance with the further terms of this Plan, as hereinafter set forth.

      Sec. 3.02 Discontinuance of Participation. A Participant may voluntarily cease his or her participation in the Plan and stop payroll deductions at any time by filing a notice of cessation of participation on such form and at such time in advance of the effective date as the Committee shall prescribe. Notwithstanding anything in the Plan to the contrary, if a Participant ceases to be an Eligible Employee, his or her participation automatically shall cease and no further purchase of shares shall be made for such Participant hereunder. In either case, if a Participant ceases participation in the Plan before the end of the then current Purchase Period, any amounts held for purchase of shares on behalf of the Participant on the next subsequent Purchase Date shall be refunded to the Participant.

      Sec. 3.03 Readmission to Participation. Any Eligible Employee who has previously been a Participant, who has discontinued participation (whether by cessation of eligibility or otherwise), and who wishes to be reinstated as a Participant may again become a Participant by executing and filing with the Committee a new Purchase Agreement. Reinstatement to Participant status shall be effective as of any Election Date, provided the Participant files such new Purchase Agreement with the Committee at such time in advance of such Election Date as the Committee shall prescribe.



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                                   ARTICLE IV
                            Share Purchase and Resale

      Sec. 4.01 Reservation of Shares.

            (a) The maximum number of Shares which shall be issued under the Plan (subject to adjustment in the capitalization of the Company in accordance with Section 5.02 below) shall be 600,000 Shares.

            (b) Notwithstanding Section 4.01(a) above, the number of Shares that may be purchased under the Plan in any calendar year, shall not exceed the lesser of (i) the annual limit on such Shares, if any, established by the Committee from time to time, or (ii) the number of Shares that would cause the number of Shares in the Company which shall have been or may be issued in pursuance of options or which have been or may issued otherwise than in pursuance of options, under the Plan or under any other employees' share scheme adopted by the Company, to exceed such number as represents 3% of the ordinary share capital of the Company in issue at that time.

            (c) The limit at Section 4.01(b)(ii) above shall apply from the date of adoption of the Plan by the Company until such date as determined by the Committee, which shall not be before 1 June 2002 at the earliest.

            (d) Only those Shares which are capable of being issued before 1 June 2002 (or such later date as determined by the Directors pursuant to Section 4.01(c) above) on the exercise of any options or other awards will be relevant for the purposes of calculating the limit in Section 4.01(b)(ii) above, and Shares shall not be regarded as being capable of being issued by reason of any provisions in the relevant employees' share schemes under which such options or awards are granted allowing a person to exercise an option or award in circumstances of leaving employment or a change of control of the Company.

      Sec. 4.02 Limitation on Shares Available.

            (a) Subject to the limitations of Section 4.04, the maximum number of Shares that may be purchased for each Participant on a Purchase Date is the lesser of (i) the number of whole and fractional Shares that can be purchased by applying the full balance of the Participant's withheld funds to the purchase of Shares at the Purchase Price, or (ii) the Participant's proportionate part of the maximum number of Shares available under the Plan, as stated in Section 4.01.

            (b) Notwithstanding the foregoing, if any person entitled to purchase Shares pursuant to any offering under the Plan would be deemed for purposes of section 423(b)(3) of the Code to own stock (including any number of Shares that such person would be entitled to purchase under the Plan) possessing five percent or more of the total combined voting power or value of all classes of stock of the Company, the maximum number of Shares that such person shall be entitled to purchase pursuant to the Plan shall be reduced to that number which, when added to the number of Shares of stock that such person is deemed to own (excluding any number of Shares that such person would be entitled to purchase under the Plan), is one less than



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such five percent. Any amounts withheld from a Participant's compensation that cannot be applied to the purchase of Shares by reason of the foregoing limitation or the limitation set forth in Section 4.02(a)(ii) shall be returned to the Participant as soon as practicable.

      Sec. 4.03 Purchase Price of Shares. The Purchase Price per Share sold to Participants pursuant to any offering hereunder shall be the lower of (i) 85% of the Market Value per Share on the first day of the Purchase Period or (ii) 85% of the Market Value per Share on the Purchase Date. Notwithstanding the foregoing, the Board of Directors may determine that the Purchase Price for any subsequent Purchase Period shall be the Market Value, or a percentage of the Market Value on either of such dates or the lower of such dates, so long as such percentage shall not be lower than 85% of such Market Value.

      Sec. 4.04 Exercise of Purchase Privilege.

            (a) Each Participant shall be granted an option to purchase Shares as of the first day of each Purchase Period at the Purchase Price specified in
Section 4.03. The option shall continue in effect through the Purchase Date for the Purchase Period. Subject to the provisions of Sections 3.02 and 4.02 above and Sections 4.04(c) and 4.05 below, on each Purchase Date, the Participant shall be automatically deemed to have exercised his or her option to purchase Shares on the Purchase Date, unless he or she notifies the Committee, in such manner and at such time in advance of the Purchase Date as the Committee shall prescribe, of his or her desire not to make such purchase.

            (b) There shall be purchased for the Participant on such Purchase Date at the Purchase Price for such Purchase Period the largest number of whole and fractional Shares as can be purchased with the amounts withheld from the Participant's compensation during the Purchase Period. Each such purchase shall be deemed to have occurred on the Purchase Date occurring at the close of the Purchase Period for which the purchase was made. Any amounts withheld from a Participant's compensation during a Purchase Period that are not applied to purchase Shares on the Purchase Date occurring at the close of that Purchase Period shall be retained and applied to purchase Shares on the next subsequent Purchase Date.

            (c) Notwithstanding the foregoing, a Participant may not purchase Shares having an aggregate Market Value of more than $25,000, determined at the beginning of each Purchase Period, for any calendar year in which one or more such offerings are outstanding at any time, and a Participant may not purchase a Share under any offering after the expiration of the Purchase Period for such offering.

      Sec. 4.05 Payroll Deductions. Each Participant shall authorize payroll deductions from his or her base pay for the purpose of funding the purchase of Shares pursuant to his or her Purchase Agreement. In the Purchase Agreement, each Participant shall authorize an after-tax payroll deduction from each payment of his base pay during a Purchase Period, of an amount not less than $5 per paycheck and not more than a percentage of such Participant's base pay determined by the Committee and communicated to Eligible Employees before the beginning of that Purchase Period. A Participant may change the deduction to any permissible level effective as of any Election Date. Such change shall be made by the Participant's filing



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with the Committee a notice in such form and at such time in advance of the date on which such change is to be effective as the Committee shall prescribe.

      Sec. 4.06 Payment for Shares. The Purchase Price for all Shares purchased by a Participant under the Plan shall be paid out of the Participant's authorized payroll deductions. All funds received or held by the Company under the Plan are general assets of the Company, free of any trust or other restriction, and may be used for any corporate purpose.

      Sec. 4.07 Share Ownership; Issuance of Certificates.

            (a) The Shares purchased by a Participant on a Purchase Date shall, for all purposes, be deemed to have been issued or transferred at the close of business on such Purchase Date. Prior to that time, none of the rights or privileges of a shareholder of the Company shall inure to the Participant with respect to such Shares. All the Shares purchased under the Plan shall be delivered by the Company in a manner as determined by the Committee.

            (b) The Committee, in its sole discretion, may determine that the Shares shall be delivered by the Company by (i) issuing and delivering to the Participant a certificate for the number of Shares purchased by such Participant on a Purchase Date or during a calendar year or other period determined by the Committee, (ii) issuing and delivering a certificate or certificates for the number of Shares purchased by all Participants on a Purchase Date or during a calendar year or other period determined by the Committee to a firm which is a member of the National Association of Securities Dealers, as selected by the Committee from time to time, which shares shall be maintained by such firm in separate brokerage accounts of each Participant, or (iii) issuing and delivering a certificate or certificates for the number of Shares purchased by all Participants on a Purchase Date or during the calendar year or other period determined by the Committee to a bank or trust company or affiliate thereof, as selected by the Committee from time to time, which shares may be held by such bank or trust company or affiliate in "street name," but with separate accounts maintained by such entity for each Participant reflecting such Participant's interests in the Shares. Each certificate or account, as the case may be, shall be in the name of the Participant.

            (c) In addition to any restrictions or limitations on the resale of Shares purchased under the Plan set forth in Section 4.08 hereof or otherwise hereunder, the Committee, in its sole discretion, may impose such restrictions or limitations, as it shall determine, on the resale of Shares, the issuance of individual stock certificates or withdrawal from any shareholder accounts established for a Participant pursuant to the terms hereof.

            (d) Any dividends payable with respect to whole or fractional Shares credited to a shareholder account of a Participant established pursuant to
Section 4.07(b) hereof will be reinvested in Shares and credited to such Participant's account. Such reinvestment shall be made based on the Market Value of the Shares on the date of the reinvestment, with no discount from Market Value.

      Sec. 4.08 Withdrawal of Shares or Resale of Shares


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            (a) A Participant may (i) sell any Shares purchased hereunder by requesting the sale of those Shares at any time in such form and at such time as the Committee shall prescribe, or (ii) withdraw his or her Shares from any shareholder account established pursuant to Section 4.07(b) hereof by requesting the withdrawal of those Shares in such form and at such time as the Committee shall prescribe, but not earlier than the second anniversary of the first day of the Purchase Period for which options to purchase such Shares were granted.

            (b) If a Participant is to receive a withdrawal of Shares, the withdrawal shall be paid in whole Shares, with fractional Shares paid in cash.

                                    ARTICLE V
                               Special Adjustments

      Sec. 5.01 Shares Unavailable. If, on any Purchase Date, the aggregate funds available for the purchase of Shares would purchase a number of Shares in excess of the number of shares then available for purchase under the Plan, the following events shall occur:

            (a) The number of Shares that would otherwise be purchased by each Participant shall be proportionately reduced on the Purchase Date in order to eliminate such excess; and

            (b) The Plan shall automatically terminate immediately after the Purchase Date as of which the supply of available Shares is exhausted.

      Sec. 5.02 Anti-Dilution Provisions. The aggregate number of Shares reserved for purchase under the Plan, as hereinabove provided, and the calculation of the Purchase Price per Share may be appropriately adjusted to reflect any increase or decrease in the number of issued Shares resulting from a subdivision or consolidation of Shares or other capital adjustment, or the payment of a stock dividend, or other increase or decrease in such Shares, if effected without receipt of consideration by the Company. Any such adjustment shall be made by the Committee acting with the consent of, and subject to the approval of, the Board of Directors.

      Sec. 5.03 Effect of Certain Transactions. Subject to any required action by the shareholders, if the Company shall be the surviving or resulting corporation in any merger or consolidation, any offering hereunder shall pertain to and apply to the Shares of the Company. In the event of a merger or consolidation in which the Company is not the surviving or resulting corporation, the Purchase Date for the Purchase Period during which such transaction shall occur shall be the last business day preceding the closing date for such transaction. In the event of a dissolution or liquidation of the Company, the Plan and any offering hereunder shall terminate upon the effective date of such dissolution, liquidation, merger or consolidation, and the balance of any amounts withheld from the Participant's compensation, which had not by such time been applied to the purchase of Shares shall be returned to the Participant.


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                                   ARTICLE VI
                                 Miscellaneous.

      Sec. 6.01 Non-Alienation. The right to purchase Shares under the Plan is personal to the Participant, is exercisable only by the Participant during the Participant's lifetime except as hereinafter set forth, and may not be assigned or otherwise transferred by the Participant. Notwithstanding the foregoing, there shall be delivered to the executor, administrator or other personal representative of a deceased Participant such Shares and such residual amounts as may remain to the Participant's credit from amounts withheld from the Participant's compensation as of the Purchase Date occurring at the close of the period in which the Participant's death occurs, including Shares purchased as of that date or prior thereto with moneys withheld from the Participant's compensation.

      Sec. 6.02 Administrative Costs. The Company shall pay all Company related administrative expenses, including stamp duty, associated with the operation of the Plan.

      Sec. 6.03 The Committee. The Board of Directors shall appoint a Committee, which shall have the authority and power to administer the Plan and to make, adopt, construe, and enforce rules and regulations not inconsistent with the provisions of the Plan. The Committee shall adopt and prescribe the contents of all forms required in connection with the administration of the Plan, including, but not limited to, the Purchase Agreement, payroll withholding authorizations, withdrawal documents, and all other notices required hereunder. The Committee shall have the fullest discretion permissible under law in the discharge of its duties. The Committee's interpretations and decisions in respect of the Plan, the rules and regulations pursuant to which it is operated, and the rights of Participants hereunder shall be final and conclusive.

                  Sec. 6.04 Withholding of Taxes. All acquisitions of Shares under the Plan shall be subject to applicable federal, state and local tax withholding requirements if the Internal Revenue Service or other taxing authority requires such withholding. The Company may require that Participants pay to the Company (or make other arrangements satisfactory to the Company for the payment of) the amount of any federal, state or local taxes that the Company is required to withhold with respect to the purchase of Shares or the sale of Shares acquired under the Plan, or the Company may deduct from the Participants wages or other compensation the amount of any withholding taxes dues with respect to the purchase of Shares or the sale of Shares acquired under the Plan.

      Sec. 6.05 Amendment of the Plan. The Board of Directors (or its delegate) may amend or terminate the Plan at any time; provided, however, that the Board of Directors (or its delegate)

            (a) shall not amend the Plan without stockholder approval if such approval is required by section 423 of the Code, and

            (b) shall not amend provisions relating to eligibility, limits on the purchase or availability of Shares, or other material Participant entitlements, where such amendments would be to the advantage of Participants, without prior stockholder approval

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      (provided that this requirement to obtain stockholder approval will not apply to any minor amendment to benefit the administration of the Plan, to take account of a change in legislation or to obtain or maintain favourable tax, exchange control, or regulatory treatment for Participants or the Company or any Subsidiary).

      Sec. 6.06 Expiration and Termination of the Plan. The Plan shall continue in effect for 10 years from the date the Plan is approved by stockholders, unless terminated prior thereto pursuant to the provisions of the Plan or pursuant to action by the Board of Directors, which shall have the right to terminate the Plan at any time without prior notice to any Participant and without liability to any Participant. Upon the expiration or termination of the Plan, the balance, if any, then standing to the credit of each Participant from amounts withheld from the Participant's compensation which had not, by such time, been applied to the purchase of Shares shall be refunded to the Participant.

      Sec. 6.07 Repurchase of Shares. The Company shall not be required to purchase or repurchase from any Participant any of the Shares that the Participant acquired under the Plan.

      Sec. 6.08 Notice. A Purchase Agreement and any notice that a Participant files pursuant to the Plan shall be on the form prescribed by the Committee and shall be effective only when received by the Committee. Delivery of such forms may be made by hand or by certified mail, sent postage prepaid. Forms shall be addressed to Director of Compensation, Amersham Pharmacia Biotech, Inc., 80 Centennial Avenue, P. O. Box 1327, Piscataway, N.J. 08855. Delivery by any other mechanism shall be deemed effective at the option and discretion of the Committee.

      Sec. 6.09 Government Regulation. The Company's obligation to sell and to deliver the Shares under the Plan is at all times subject to all approvals of any governmental authority required in connection with the authorization, issuance, sale or delivery of such Shares.

      Sec. 6.10 Headings, Captions, Gender. The headings and captions herein are for convenience of reference only and shall not be considered as part of the text. The masculine shall include the feminine, and vice versa.

      Sec. 6.11 Severability of Provisions, Prevailing Law. The provisions of the Plan shall be deemed severable. In the event any such provision is determined to be unlawful or unenforceable by a court of competent jurisdiction or by reason of a change in an applicable statute, the Plan shall continue to exist as though such provision had never been included therein (or, in the case of a change in an applicable statute, had been deleted as of the date of such change). The Plan shall be governed by the laws of the State of New Jersey to the extent such laws are not in conflict with, or superseded by, federal law.


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